Exhibit 99.B(h)(17)

Amendment No. 5

To

Transfer Agency Services Agreement

This Amendment No. 5 To Transfer Agency Services Agreement, dated as of March 1, 2018 (“Amendment No. 5”), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. (“BNYM”) and PNC Funds (the “Fund”).

Background

BNYM (under its former name PNC Global Investment Servicing (U.S.) Inc.) and the Fund previously entered into the Transfer Agency Services Agreement, dated as of June 30, 2010, and BNYM and the Fund entered into Amendment No. 1 To Transfer Agency Services Agreement, dated as of September 28, 2012, Amendment No. 2 To Transfer Agency Services Agreement, dated as of December 30, 2013, Amendment No. 3 To Transfer Agency Services Agreement, dated as of February 29, 2016, and Amendment No. 4 To Transfer Agency Services Agreement, dated as of March 31, 2017 (collectively, the “Original Agreement”).  The parties wish to amend the Original Agreement as set forth in this Amendment No. 5.

Terms

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1.             Modifications to Original Agreement.  Exhibit A of the Original Agreement is being amended and restated to reflect the inclusion of PNC Treasury Plus Money Market Fund, update the names of PNC Large Cap Funds and the removal of certain Funds that have been liquidated prior to the date hereof. Accordingly, Exhibit A to the Original Agreement is hereby deleted and replaced in its entirety with Exhibit A attached hereto.

2.             Adoption of Amended Agreement by New Portfolios.  Each Portfolio that has been added to Exhibit A by virtue of this Amendment No. 5 acknowledges and agrees that by virtue of its execution of this Amendment No. 5: (i) it becomes a party to, and bound by all terms and conditions of, the Original Agreement for any period BNYM provides services prior to the effective date of this Amendment No. 5, and (ii) it becomes a party to, and bound by all terms and conditions of, the Original Agreement as amended by this Amendment No. 5 for services provided on and after the effective date of this Amendment No. 5. The term “Portfolio” has the same meaning in this Amendment No. 5 as it has in the Original Agreement.

3.             Remainder of Original Agreement.  Except as specifically modified by this Amendment No. 5, all terms and conditions of the Original Agreement shall remain in full force and effect.

4.             Governing Law.  The governing law of the Original Agreement shall be the governing law of this Amendment No. 5.

5.             Entire Agreement.  This Amendment No. 5 constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Original Agreement.

6.             Facsimile Signatures; Counterparts.     This Amendment No. 5 may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument.  The exchange of executed copies of this Amendment No. 5 or of executed signature pages to this Amendment No. 5 by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment No. 5.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 5 to be executed by their duly authorized officers, as of the day and year first above written.

BNY Mellon Investment Servicing (US) Inc.

By:

Name:

Title:

PNC Funds

On behalf of the Fund and each Portfolio on Exhibit A in its individual and separate capacity, and not on behalf of any other Portfolio

By:

Name:

Title:

EXHIBIT A

THIS EXHIBIT A, amended and restated, effective as of March 1, 2018, is Exhibit A to that certain Transfer Agency Services Agreement dated as of June 30, 2010 between BNY Mellon Investment Servicing (US) Inc. and PNC Funds.

Portfolios

PNC Balanced Allocation Fund

PNC Emerging Markets Equity Fund

PNC International Equity Fund

PNC International Growth Fund

PNC Multi-Factor All Cap Fund

PNC Multi-Factor Large Cap Growth Fund

PNC Multi-Factor Large Cap Value Fund

PNC Multi-Factor Small Cap Core Fund

PNC Multi-Factor Small Cap Growth Fund

PNC Multi-Factor Small Cap Value Fund

PNC Small Cap Fund

PNC Bond Fund

PNC Government Mortgage Fund

PNC Intermediate Bond Fund

PNC Limited Maturity Bond Fund

PNC Total Return Advantage Fund

PNC Ultra Short Bond Fund

PNC Intermediate Tax Exempt Bond Fund

PNC Ohio Intermediate Tax Exempt Bond Fund

PNC Maryland Tax Exempt Bond Fund

PNC Tax Exempt Limited Maturity Bond Fund

PNC Government Money Market Fund

PNC Treasury Money Market Fund

PNC Treasury Plus Money Market Fund*

*Servicing with respect to public investors to commence March 1, 2018.